Exhibit 99.1

Frontier Acquisition Corp. Announces the Separate Trading of its Class A Ordinary Shares and Warrants Commencing May 3, 2021

New York, New York, April 28, 2021— Frontier Acquisition Corp. (Nasdaq: FRONU) (the “Company”) announced today that, commencing May 3, 2021, holders of the units sold in the Company’s initial public offering of 23,000,000 units, completed on March 15, 2021, may elect to separately trade the Class A ordinary shares and warrants included in the units. Those units not separated will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “FRONU,” and the Class A ordinary shares and warrants that are separated will trade on the Nasdaq under the symbols “FRON” and “FRONW,” respectively. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

The units were initially offered by the Company in an underwritten offering. Credit Suisse Securities (USA) LLC and Berenberg Capital Markets LLC served as the underwriters for the offering. A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission (the “SEC”) on March 10, 2021.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from Credit Suisse Securities (USA) LLC, c/o Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, Telephone: 1-800-221-1037, Email: usa.prospectus@credit-suisse.com.

About Frontier Acquisition Corp.

Frontier Acquisition Corp., sponsored by an affiliate of Falcon Edge Capital and Apeiron Investment Group, is led by Chief Executive Officer Christian Angermayer, Co-Presidents Rick Gerson and Ryan Khoury and Co-Chairmen of the board David A. Sinclair and Peter Attia and director Jonathan Christodoro. The Company intends to leverage its leadership team’s experiences to create significant long-term value for the Company’s shareholders. The team’s experiences include: Christian Angermayer as founder of Apeiron Investment Group, Peter Attia as a practicing physician focusing on the applied science of longevity and co-founder and chief medical officer of the fasting app Zero, and David A. Sinclair as Professor of Genetics at Harvard Medical School and co-founder of several biotechnology companies. While the Company intends to pursue opportunities at the intersection of the healthcare and technology industries, the Company will not be limited to a particular industry or geographic region in its identification and acquisition of a target company.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

For Investors:

David Hilbert, Head of Business Development

Tel: (212) 803-9080

Email: dhilbert@falconedgecap.com

For Media:

Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co.

(212) 257-4170

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